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                                                                    Exhibit 10.4

                       STOCK PURCHASE AND SALE AGREEMENT

     THIS STOCK PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of May 8, 2003, between AMERICAN ACCESS TECHNOLOGIES, INC., a Florida corporation (the "Company") and CHATSWORTH PRODUCTS, INC., a Delaware corporation ("Purchaser"),

                              W I T N E S S E T H:

     WHEREAS, the Company and Purchaser desire to effect the sale and purchase of newly issued shares of Common Stock of the Company, par value $0.001 per share (the "Common Stock"), as described herein, which sale and purchase will be accomplished in one or more installments and will result in Purchaser owning not more than 9.9% of the capital stock of the Company outstanding, on a fully diluted basis, after completion of all installments of such sale and purchase; and

     WHEREAS, as the first installment of such sale and purchase, the Company will issue to Purchaser, and Purchaser will purchase from the Company, 215,517 newly issued shares of Common Stock (the "Shares"), on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements set forth herein and other good and valuable consideration the receipt of which is hereby acknowledged, each of the parties hereto agrees as follows:

                                   ARTICLE 1.

                          PURCHASE AND SALE OF SHARES;
                              CLOSINGS; DEFINITIONS

     1.1 Purchase and Sale of the Shares. Subject to the applicable terms and conditions set forth herein, the Company hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, the Shares. In consideration for the Shares, Purchaser hereby agrees to pay to the Company, in cash, a purchase price of $1.16 per share for the Shares, for an aggregate purchase price of $250,000 (the "Purchase Price"), payable as follows: $50,000 upon the Initial Closing and four (4) additional installments of $50,000 each at subsequent 90 day intervals following the Initial Closing.

     1.2 Closings. (a) The closing of the issuance of the Shares (the "Initial Closing") shall take place at the offices of the Company, on the date of execution of this Agreement (the "Initial Closing Date") or such other place or date as the parties may mutually agree. At the Initial Closing, Purchaser shall pay $50,000 of the Purchase Price to the Company by wire transfer of immediately available funds to the account or accounts of the Company previously specified by the Company to Purchaser, and the Company shall deliver to Purchaser certificates representing 43,103 shares of the Shares registered in the name of Purchaser and bearing the legend described in Section 4.10 hereof (the "Initial Shares"). The balance of the Shares (the "Remaining Shares)

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will be held in escrow by the Company and will be delivered to the Purchaser at the rate of $1.16 per share as each installment of the purchase price is paid to the Company as set forth in Section 1.1.

     (b) The closing of the issuance of any Remaining Shares (each, an "Additional Closing") shall take place at the location specified in paragraph
(a) above, on the day (the "Additional Closing Date") which is the third business day following satisfaction, or waiver by the affected party, of each condition to the obligations of Purchaser and the Company to consummate such issuance as specified in this Agreement, or such other place or date as the parties may mutually agree. At each Additional Closing, Purchaser shall pay the applicable portion of the Purchase Price for the Remaining Shares to the Company by wire transfer of immediately available funds to the account or accounts of the Company previously specified by the Company to Purchaser, and the Company shall deliver to Purchaser certificates representing each installment of the Remaining Shares, registered in the name of Purchaser and bearing the legend described in Section 4.10 hereof.

     1.3 Definitions. Certain terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in Article 7 hereof.

                                   ARTICLE 2.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser as follows:

     2.1 Organization and Qualification; Subsidiaries.

          2.1.1 Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          2.1.2 Each of the Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction (including any foreign country) in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect.

          2.1.3 The Company has made available to Purchaser complete and correct copies of the Articles of Incorporation and By-Laws, or other equivalent organizational documents, as amended, for the Company and each of its subsidiaries. Such organizational documents are in full force and effect and no other organizational documents are applicable to or binding upon the Company or any of its subsidiaries. None of the Company or any of its subsidiaries is in violation of any of the provisions of its respective organizational documents.

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          2.1.4 Except as set forth on Schedule 2.1.4 and except for the ownership of the capital stock of its subsidiaries by the Company, none of the Company or any of its subsidiaries owns any direct or indirect economic or voting interest in any person.

     2.2 Capitalization of the Company and Its Subsidiaries. The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, par value $.01 per share, of which, as of the date of this Agreement, 5,843,612 shares of Common Stock are issued and outstanding and (ii) 1,000,000 shares of Preferred Stock, par value $.001 per share, of which, as of the date of this Agreement, no shares are issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, the Company has 6,926,976 outstanding options and warrants to purchase common stock at exercise prices ranging from $0.56 to $25.00. Of this total, 5,457,528 are options and warrants outstanding to employees and officers/directors. The shares of Common Stock underlying such warrants, options and all other similar rights have been duly reserved for issuance. Except as set forth above and except as set forth on
Schedule 2.2, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no written or oral options, subscriptions, warrants, convertible securities, calls, preemptive or rescission rights or other rights to acquire from the Company or any of its subsidiaries, and no obligation of the Company or any of its subsidiaries to issue, deliver or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents (including, without limitation, stock appreciation rights), interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Schedule 2.2, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is directly or indirectly owned by the Company, free and clear of all Liens. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary of the Company. No bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued or outstanding. There are no stockholders agreements, voting agreement or similar agreements with respect to the Company Securities to which the Company or any of its subsidiaries are a party to, or to the knowledge of the Company, by or between any stockholders of the Company or any of its affiliates. The Shares being purchased by the Purchaser hereunder have been duly authorized and will, upon issuance pursuant to the terms hereof, be validly issued, fully paid and nonassessable.

     2.3 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Board") and no other corporate proceedings on the part of the Company are necessary to authorize this

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Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms and the other agreements and instruments to be executed, delivered and performed by the Company in connection with the transactions contemplated hereby will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. Upon the issuance thereof, the Shares shall have been duly authorized and validly issued, and will be fully paid, nonassessable and free of all Liens, other than any created by Purchaser, and free of all preemptive and rescission rights.

     2.4 Non-Contravention; Required Filings and Consents.

          2.4.1 The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, result in the breach of any of the terms or conditions of, or constitute a default under, the organizational documents of the Company or any of its subsidiaries; (ii) assuming that all consents, authorizations and approvals contemplated by Section 2.4.2 have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, statute, regulation, rule, ordinance, judgment, injunction, writ, award, order or decree binding upon or applicable to the Company, any of its subsidiaries or any of their respective properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of modification, termination, cancellation, or loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of, any agreement, contract, license or other instrument binding upon the Company, any of its subsidiaries or any of their respective properties, or allow the acceleration of the performance or maturity of any obligation of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset or property of the Company or any of its subsidiaries.

          2.4.2 Except as set forth on Schedule 2.4, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, or notice to, any governmental body, agency, official or authority (either domestic or foreign) other than compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")

     2.5 SEC Reports.

          2.5.1 The Company has filed all required forms, reports and documents with the SEC since December 31, 2002 (collectively, the "SEC Reports"), each of which has complied with applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or

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schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Reports or otherwise furnished to the Purchaser fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

          2.5.2 Except as reflected or reserved against in the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2002 previously provided to Purchaser by the Company (the "December 31 Financials"), the Company and its subsidiaries have no liabilities of any nature (whether arising out of contract, tort, statute or otherwise and whether direct or indirect, accrued, matured or unmatured, asserted or unasserted, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles (all of such liabilities being collectively referred to as "Liabilities"), except for Liabilities incurred in the ordinary course of business since December 31, 2002 which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     2.6 Absence of Certain Changes. Since December 31, 2002, except as specifically disclosed in the SEC Reports filed on or prior to the date of this Agreement or as disclosed in the December 30 Financials, neither the Company nor any of its subsidiaries has entered into any transaction, or conducted its business or operations, other than in the ordinary course of business consistent with past practice. Since December 31, 2002, except as specifically disclosed in the SEC Reports filed on or prior to the date of this Agreement or as disclosed in the December 31 Financials, there has not been any material adverse change in the business, assets, liabilities, results of operations, properties, financial or operating condition or prospects of the Company and its subsidiaries, taken as a whole, nor has there been any material adverse change in the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

     2.7 Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     2.8 Absence of Litigation. Except as specifically disclosed in the SEC Reports filed on or prior to the date of this Agreement or as set forth on
Schedule 2.8 to this Agreement, there is no action, suit, claim, arbitration, investigation or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries or any of their respective businesses or properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company; (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay any of

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the transactions contemplated hereby; or (iii) alleges criminal action or inaction by the Company, any of its subsidiaries or any of their directors, officers or employees. Except as specifically disclosed in the SEC Reports filed on or prior to the date of this Agreement, or as set forth on Schedule 2.8 to this Agreement, neither the Company nor any of its subsidiaries nor any of their respective businesses or properties are subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect on the Company or which would interfere with the consummation of the transactions contemplated by this Agreement.

     2.9 Taxes. Each of the Company and its subsidiaries has filed all federal, state, county, local and foreign tax returns and reports, or requests for extensions to file such returns and reports, which the Company and its subsidiaries were required to have filed on or before the date hereof. All tax returns and reports filed by the Company or its subsidiaries are complete and accurate, except where the failure so to be complete and accurate would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have paid (or the Company has paid on behalf of its subsidiaries) or has made adequate provision for the payment of all taxes shown as due on such returns and reflected in the most recent financial statements contained in the SEC Reports for all taxable periods and portions thereof accrued through the date of such financial statements. No deficiencies for any taxes or any penalties, interest or assessments have been proposed, asserted or assessed against the Company or its subsidiaries that are not adequately reserved for, pursuant to such returns or reports or pursuant to any assessment received with respect thereto. Except as set forth on Schedule 2.9, there is no pending audit or examination of any tax return of the Company or any of its subsidiaries by any Governmental Authority, nor has the Company or any of its subsidiaries received written notice of any such audit or examination and there are no unexpired waivers or agreements for the extension of time for the assessment of taxes on the Company or any of its subsidiaries or extension of any statute of limitations with respect to any taxes, and there are no pending nor has the Company or any of its subsidiaries received any written notice of any threatened actions, proceedings or investigations by any Governmental Authority with respect to taxes.

     2.10 Employee Benefits.

          2.10.1 The Company has delivered to the Purchaser true, complete and accurate copies (or if the same do not exist in written form, descriptions) of each formal, informal, oral or written bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock purchase or other issuance, severance or termination pay, hospitalization or other medical, life or other insurance (or similar self-insurance), supplemental unemployment benefits, profit-sharing, employee stock ownership, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement whether for the benefit of present or former officers, employees, agents, directors or independent contractors of the Company or any of its subsidiaries or any ERISA Affiliate, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of
Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414 of the Code

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(collectively, the "Plans"). Each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA is collectively referred to herein as "ERISA Plans."

          2.10.2 No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each ERISA Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Initial Closing Date. Neither the Company nor any ERISA Affiliate is required to contribute to a "multiemployer plan" (as defined in Section 4001 (a) (3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Title IV of ERISA) that has not been fully paid.

          2.10.3 The PBGC has not instituted proceedings to terminate any ERISA Plan and no condition exists that presents a material risk that such proceedings will be instituted.

          2.10.4 Neither the Company nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could reasonably be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

          2.10.5 No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan, which could reasonably be expected to result in a material liability to the Company; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) have been timely made.

          2.10.6 Each Plan has been operated and administered in accordance with its terms and applicable law in all material respects, including, but not limited to, ERISA and the Code. No Plan is subject to any material dispute or proceeding other than relating to a routine claim for benefits.

          2.10.7 Except as set forth on Schedule 2.10.7, there are no material pending or (to the knowledge of the Company) threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits)

          2.10.8 No fact exists that could reasonably be expected to result in the disqualification of any Plan that is intended to be qualified under Section 401(a) of the Code.

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     2.11 Intellectual Property. Except as set forth on Schedule 2.11 and other than any such exceptions to any of the following representations as would not reasonably be expected to result in a Material Adverse Effect: (1) the Company and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (2) to the knowledge of the Company, the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person; and (3) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any of its subsidiaries.

     2.12 Material Contracts. Except as set forth on Schedule 2.12, the Company has provided or made available to Purchaser (i) true and complete copies of all written contracts, agreements, commitments, arrangements, leases (including with respect to personal property) and other instruments to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound (A) which require payments to be made in excess of $500,000 per year for goods and/or services (including, without limitation, services performed by employees and independent contractors) , (B) do not by their terms expire and are not subject to termination (without penalty to the Company or its subsidiaries as the case may be) within six months from the date of the execution and delivery thereof and require payments to be made in excess of $500,000, (C) to which any director, officer or holder of more than 5% of the outstanding shares of Common Stock or any of their respective affiliates (other than the Company and its subsidiaries) are a party, or (D) which are otherwise material to the business and operations of the Company (the agreements set forth in (A) through (D) being collectively referred to herein as "Material Contracts") . Except as set forth on Schedule 2.12, each Material Contract is in full force and effect, enforceable in accordance with its terms, and neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any material respect under or in material breach of any such Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default or breach. To the Company's knowledge, no party to any Material Contract has threatened to terminate such contract.

     2.13 Compliance. Except as set forth on Schedule 2.13 and other than any such exceptions to any of the following representations as would not reasonably be expected to result in a Material Adverse Effect: (a) neither the Company nor any of its subsidiaries is in violation of, nor has the Company or any of its subsidiaries violated, any applicable provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective properties are bound or affected; (b) the Company and each of its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit; (c) except as disclosed in the SEC Reports filed on or prior to the date of this Agreement, the

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Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority, including, without limitation, those that govern the operation of restaurants; and (d) except as disclosed in the SEC Reports filed on or prior to the date of this Agreement, as of the date of this Agreement, no investigation by any Governmental Authority with respect to the Company or any of its subsidiaries is pending or threatened.

     2.14 Related Party Transactions. Except as set forth on Schedule 2.14 or except as disclosed in the SEC Reports, no director, officer, shareholder that beneficially owns more than 5% equity interest in the Company or affiliate of the Company or any of its subsidiaries (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its subsidiaries; or (ii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its subsidiaries, in all cases other than travel and other expenses and reimbursements, company car charges and other similar transactions which are customary in amount and in the ordinary course of business. Except as set forth on Schedule 2.14 or except as disclosed in the SEC Reports, no director, officer, affiliate of the Company or any of its subsidiaries or any person directly or indirectly owns more than a 5% equity interest in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person which is a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its subsidiaries

     2.15 Real Property.

          2.15.1 The Company and each of its subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all Liens, except (1) to the extent reflected or reserved against in the most recent balance sheet of the Company included in the SEC Reports filed on or prior to the date of this Agreement; (2) taxes and general and special assessments not in default and payable without penalty and interest or being contested in good faith; (3) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, or which are being contested in good faith by appropriate proceedings; (4) leases to third parties;
(5) as set forth on Schedule 2.15; and (6) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's, or any of its subsidiaries', use and enjoyment of such real property or materially detract from or diminish the value thereof.

          2.15.2 The Company has made available to Purchaser correct and complete copies of all leases, subleases and other agreements (the "Real Property Leases") under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (including all modifications, amendments and supplements thereto) Each Real Property Lease is valid, binding and in full force and effect and, to the knowledge of the Company, no termination event or condition or uncured default on the part of the Company or any such subsidiary or the landlord, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) to the extent reflected or reserved

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against in the most recent balance sheet of the Company included in the SEC
Reports filed on or prior to the date of this Agreement, (ii) taxes and general and special assessments not in default and payable without penalty and interest or being contested in good faith; (iii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, or which are being contested in good faith by appropriate proceedings, (iv) leases to third parties, (v) as set forth on Schedule 2.15, and (vi) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof. All of the real property owned by the Company or its subsidiaries together with all real property subject to the Real Property Leases is collectively referred to as the "Real Property".

          2.15.3 Except as set forth on Schedule 2.15 and other than any such exceptions to any of the following representations as would not reasonably be expected to result in a Material Adverse Effect: (a) none of the Real Property or the businesses conducted by the Company and its subsidiaries thereon are in material violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement; (b) there are no material challenges or appeals pending regarding the amount of the taxes on, or the assessed valuation of, the Real Property and no special arrangements or agreements exist with any governmental authority with respect thereto; (c) there are no condemnation proceedings pending or, to the best of the Company's knowledge, threatened with respect to any portion of the Real Property; and (d) there is no tax assessment (in addition to the normal, annual general real estate tax assessment) pending or, to the best of the Company's knowledge, threatened with respect to any portion of the Real Property.

     2.16 Labor Matters. Except as set forth on Schedule 2.16 and other than any such exceptions to any of the following representations as would not result in a Material Adverse Effect: (a) the Company and each of its subsidiaries is (i) in compliance with all federal and state laws respecting (A) employment and employment practices (including immigration laws relevant to employment), and
(B) terms and conditions of employment and wages and hours, and (ii) not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending, before the National Mediation Board, the National Labor Relations Board, or any comparable state or local agency or to the knowledge of the Company, otherwise threatened,
(c) there is no (x) labor strike, dispute, slow down or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, or (y) labor grievance or pending arbitration involving the Company or any of its subsidiaries; (d) neither the Company nor any of its subsidiaries has experienced any work stoppage or other material labor difficulty during the three-year period prior to the date of this Agreement; (e) there are no collective bargaining agreements, union contracts or similar types of agreements by which the Company or any of its subsidiaries is bound or covered; (f) there are no union representation petitions pending before the National Labor Relations Board, and no union within the past three years has sought or demanded recognition by the Company or any of its subsidiaries; and
(g) there is no union organizing activity, to the knowledge of the Company, currently in progress involving the Company or any of its subsidiaries.

     2.17 Voting Requirements. The vote of the holders of any class or series of the Company's securities is not required under the SEC Act, the rules and regulations of any applicable exchange or listing service on which the securities of the Company is or will be traded or listed, the laws of the State of Florida or any other Governmental Authority to approve this Agreement and the transactions contemplated hereby.

     2.18 Compliance with Securities Laws. The Company has not taken, and will not take, any action which would subject the sale of the Shares pursuant to this Agreement to the provisions of Section 5 of the Securities Act, or violate the registration or qualification provisions of any securities or blue sky laws of any applicable jurisdiction, and, based in part on the representations of Purchaser in Section 3.6 hereof, the sale of the Shares pursuant to this Agreement complies is exempt from the registration and delivery requirements of the Securities Act and with all applicable requirements of federal and state securities and blue sky laws. The Company has not, directly or indirectly, issued, offered or sold any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock or any such other securities) within the six (6) month period preceding the date hereof or taken any other action, or failed to take any action, that, in any such case, would (x) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities, as contemplated hereby, or (y) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchanges or listings on which the Common Stock of the Company is traded or listed, as applicable. The Company shall not, directly or indirectly, take, and shall not permit any of its directors, officers or affiliates, directly or indirectly, to take, any action (including, without limitation, any offering or sale to any person or entity of any of the Common Stock) that will make unavailable the exemption from registration under the Securities Act being relied upon by the Company for the offer and sale to the Purchasers of the Shares, as contemplated by this Agreement, including, without limitation, the filing of a registration statement under the Securities Act. No form of general solicitation or advertising within the meaning of Rule 502(c) under the Securities Act has been used or authorized by the Company or any of its officers, directors or affiliates in connection with the offer or sale of the Shares, as contemplated by this Agreement. The Company undertakes to timely file with the SEC a Form D promulgated under the Securities Act, as required under Regulation D promulgated under the Securities Act, with respect to the Offering.

     2.19 No Bad Acts. To the Company's knowledge and except as disclosed in the Company's SEC Reports, none of its directors or officers is or has been the subject of, or a defendant in: (a) an enforcement action or prosecution (or settlement in lieu thereof) brought by a governmental authority relating to a violation of securities, fiduciary or criminal laws, or (b) a civil action (or settlement in lieu thereof) brought by stockholders or investors for violation of duties owed to the stockholders or investors, except a shareholder suit disclosed in the Company's filings with the SEC which was dismissed, in either case, which would be required to be disclosed in the Company's SEC Reports or which would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares, as contemplated hereby.

     2.20 Insurance. The Company maintains insurance of the type and in the amount reasonably adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts, vandalism, and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Company as follows:

     3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     3.2 Authority Relative to this Agreement. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser and no other corporate proceeding on the part of Purchaser is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

     3.3 Non-Contravention; Required Filings and Consents.

          3.3.1 The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational documents of Purchaser; or (ii) assuming that all consents, authorizations and approvals contemplated by Section 3.3.2 have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Purchaser or any of its properties.

          3.3.2 The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, or notice to, any governmental body, agency, official or authority (either domestic or foreign) other than compliance with any applicable requirements of the HSR Act, the Securities Act, the Exchange Act or any other applicable federal and state securities laws.

     3.4 Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

     3.5 Absence of Litigation. As of the date hereof, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of Purchaser, threatened against or affecting Purchaser or any of its properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. As of the date hereof, neither Purchaser nor any of its properties is subject to any order, writ, judgment, injunction, decree, determination or award, which would prevent or delay the consummation of the transactions contemplated hereby.

     3.6 Investment Intent. Purchaser is purchasing the Shares for its own account for investment, and not with a view to, or for resale in connection with, any public distribution of the Shares.

                                   ARTICLE 4.

                                    COVENANTS

     4.1 Conduct of the Business. During the period from the date of this Agreement and continuing through the Initial Closing and each Additional Closing, the Company agrees as to the Company and its subsidiaries that (except to the extent that Purchaser shall otherwise consent in writing)

          4.1.1 The Company and each of its subsidiaries shall carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and shall use all reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

          4.1.2 The Company shall not, nor shall it permit any of its subsidiaries to: (i) declare, set aside or pay any dividends on or make any other distributions in respect of any of its capital stock (whether in cash, stock, or property or any combination thereof); (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries, except as required by the terms of its securities outstanding on the date hereof, as contemplated by this Agreement or as contemplated by employee benefit and dividend reinvestment plans as in effect on the date hereof.

          4.1.3 The Company shall not, and shall cause its subsidiaries not to, amend or propose to amend its Articles of Incorporation or By-Laws or the Standstill Agreement, elect or appoint any person a director of any of them who is not serving as such on the date hereof.

          4.1.4 The Company shall not, nor shall it permit any of its subsidiaries to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except for such transactions which involve aggregate consideration of less than $500,000.

          4.1.5 Other than dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole and dispositions of Real Property that have been approved by the Board of Directors of the Company prior to the date hereof, and except for any other such transactions which involve aggregate consideration of less than $500,000, the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease) , encumber or otherwise dispose of, any of its assets.

          4.1.6 The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its subsidiaries.

          4.1.7 The Company shall not, and shall not permit any of its subsidiaries to, enter into any agreement providing for the acceleration of payment or performance or other consequences as a result of any of the transactions contemplated by this Agreement.

          4.1.8 The Company shall not, and shall not permit any of its subsidiaries to, enter into any new lines of business or otherwise make material changes to the operation of its business.

     4.2 Notification of Certain Matters. The Company shall promptly provide Purchaser (or its counsel) with copies of all filings made by the Company with the SEC or any other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     4.3 Access to Information. Subject to applicable law, between the date hereof and the Additional Closing Date, the Company will give each of Purchaser and its counsel, financial advisors, auditors, and other authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit each of Purchaser and its counsel, financial advisors, auditors and other authorized representatives to make such inspections as Purchaser may reasonably request and will cause the Company's and its subsidiaries' officers to furnish Purchaser or its representatives with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Purchaser may from time to time reasonably request. All such information obtained pursuant to this Section shall be subject to the Confidentiality Agreement.

     4.4 Reasonable Best Efforts. Subject to the terms and conditions herein provided, and subject to the fiduciary duties of the Company's Board of Directors to stockholders under applicable law, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Purchaser and the Company shall cooperate with one another (i) in the preparation and filing of any required filings under the HSR Act, the Securities Act, the Exchange Act and any other federal or state securities laws; (ii) in determining whether action by or in respect of, or filing with, any Governmental Authority is required, proper or advisable or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts, in connection with the transactions contemplated by this Agreement; and (iii) in seeking timely to obtain any such actions, consents and waivers and to make any such filings.

     4.5 Public Announcements. The Company and Purchaser will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement (including any announcements to employees of the Company or its subsidiaries) and shall not issue any such press release or make any such public statement prior to such consultation, provided that nothing in this Section 4.5 shall prevent any of the parties from making such public statements as may be required by applicable law or by applicable rules of any securities exchange or inter-dealer quotation system, but to the extent not inconsistent with such obligations, it shall provide the party with an opportunity to review and comment on any proposed public announcement regarding the transaction contemplated by this Agreement before it is made.

     4.6 NASDAQ Stock Market Listing. As promptly as practicable following the execution of this Agreement, the Company will apply to the NASDAQ Stock Market to list the Shares and the Company will use its reasonable efforts to cause the Shares to be listed on the NASDAQ Stock Market at the Initial Closing Date or the Additional Closing Date, as applicable, subject to official notice of issuance.

     4.7 Limitations on Transfer of Shares. (a) Purchaser agrees not to sell, transfer, assign, offer, pledge or otherwise dispose of all or any portion of the Shares unless (i) Purchaser is in compliance with the provisions of the Standstill Agreement and (ii) either (A) a registration statement relating thereto has been duly filed and becomes effective under the Securities Act and all applicable state securities laws or (B) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of the Securities Act and such laws (as evidenced by an opinion of counsel for Purchaser reasonably satisfactory in form and substance to the Company or, in the case of a transfer by Purchaser to any of its affiliates, other evidence reasonably satisfactory to the Company)

     (b) Purchaser also agrees to the placing on the certificates representing the Shares of a legend, in substantially the following form, referring to the restrictions set forth in the immediately foregoing paragraph:

     "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws. The securities evidenced by this certificate are subject to the restrictions on transfer and voting contained in the Standstill Agreement dated as of May 8, 2003 to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

                                   ARTICLE 5.

                              CONDITIONS PRECEDENT

     5.1 Conditions to Each Party's Obligations with Respect to Sale and Purchase of the Shares. The respective obligations of each party hereto to consummate the sale and purchase of the Shares are subject to the satisfaction at or prior to the Initial Closing and any Additional Closing, as applicable, of the following conditions:

          5.1.1 There shall not be in effect any order, decree or ruling or other action restraining, enjoining or otherwise prohibiting the issuance of the Shares or any of the other transactions contemplated by this Agreement which order, decree, ruling or action shall have been issued or taken by any court of competent jurisdiction or other Governmental Authority.

          5.1.2 All regulatory approvals necessary for the consummation of the issuance of the Initial Shares and any Remaining Shares shall have been obtained and there shall have been no material modification to the terms of the transactions contemplated by this Agreement.

          5.1.3 The parties shall have entered into a Standstill Agreement with respect to the Shares in the form of Exhibit A hereto (the "Standstill Agreement") and the Manufacturing and Marketing Agreement in the form of Exhibit B hereto.

          5.1.4 The Company shall have performed in all material respects and shall not be in default or breach of any of its covenants, agreements and obligations under this Agreement, the Standstill Agreement, the Confidentiality Agreement and the Manufacturing and Marketing Agreement at and as of the date of the Initial Closing and each Additional Closing as though newly made at and as of that time.

     5.2 Conditions to the Obligation of Purchaser with Respect to Purchase of the Shares. The obligation of Purchaser to consummate the purchase of the Shares is subject to the satisfaction at or prior to the Initial Closing and any Additional Closing, as applicable, of the following further conditions:

          5.2.1 The Company shall have performed in all material respects its covenants, agreements and obligations under this Agreement up to the Initial Closing and each Additional Closing, as applicable. Prior to the Initial Closing or any Additional Closing, as applicable, no event having or that will result in Material Adverse Effect with respect to the Company shall have occurred

          5.2.2 Except as otherwise contemplated by this Agreement, the representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true and correct, and which are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Initial Closing or any Additional Closing, as applicable, as though newly made at and as of that time.

          5.2.3 The Company shall have executed and delivered, or caused to be executed and delivered to Purchaser, such certificates, opinions and other documents related to the consummation of the transactions contemplated hereby as may be reasonably requested by Purchaser.

     5.3 Conditions to the Obligation of the Company with Respect to Sale of the Shares. The obligation of the Company to consummate the sale of the Shares is subject to the satisfaction at or prior to the Initial Closing and any Additional Closing, as applicable, of the following further conditions:

          5.3.1 Purchaser shall have performed in all material respects its covenants, agreements and obligations under this Agreement up to the Initial Closing and each Additional Closing, as applicable.

          5.3.2 Except as otherwise contemplated by this Agreement, the representations and warranties of Purchaser contained in this Agreement which are qualified as to materiality shall be true and correct, and which are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Initial Closing or any Additional Closing, as applicable, as though newly made at and as of that time.

          5.3.3 Purchaser shall have executed and delivered, or caused to be executed and delivered, to the Company, such certificates, opinions and other documents related to the consummation of the transactions contemplated hereby as may be reasonably requested by the Company.

                                   ARTICLE 6.

                            INDEMNIFICATION; REMEDIES

     6.1 Survival of Representations and Warranties. Subject to Section 6.8 hereof, all representations and warranties specifically set forth in this Agreement will survive the Initial Closing and each Additional Closing and will survive for the periods specified in Section 6.4.

     6.2 Indemnification and Payment of Damages by the Company. Subject to
Section 6.8 hereof, the Company will indemnify and hold harmless Purchaser for, and will pay to the Purchaser the amount of, any loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) or diminution of value (collectively, "Damages") actually incurred by the Indemnified Persons, arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty specifically made by the Company in this Agreement; (b) any breach by the Company of any covenant or obligation of the Company specifically contained in this Agreement;
(c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Company (or any Person acting on behalf of the Company) in connection with any of the transactions contemplated hereby. A diminution of the value of Purchaser's holdings of the Company's Common Stock will be included in the definition of Damages actually incurred in the preceding sentence if and to the extent that, but only if and to the extent that, it can be established that such diminution of value was caused by one or more events or conditions which also constitute one or more of the matters referred to in clauses (a), (b) and (c) of this Section 6.2. The remedies provided in this
Section 6.2 will be the sole remedies available to Purchaser with respect to the matters referred to in clauses (a), (b) and (c) of this Section 6.2, provided that the foregoing shall not limit any right to specific performance or injunctive relief or any other rights under Section 8 hereof that the Purchaser may otherwise have.

     6.3 Indemnification and Payment of Damages by Purchaser. Subject to Section
6.8 hereof, the Purchaser will indemnify and hold harmless the Company, and will pay to the Company the amount of any Damages actually incurred by the Company, arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty specifically made by Purchaser in this Agreement,
(b) any breach by Purchaser of any covenant or obligation of Purchaser specifically contained in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser (or any Person acting on its behalf) in connection with any of the transactions contemplated hereby. The remedies provided in this Section 6.3 will be the sole remedies available to the Company with respect to the matters referred to in clauses (a), (b) and (c) of this Section 6.3, provided that the foregoing shall not limit any right to specific performance or injunctive relief or any other rights under Section 8 hereof that a party may otherwise have.

     6.4 Time Limitations. Subject to Section 6.8 hereof, the Company will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Initial Closing Date or an Additional Closing Date, as applicable, unless on or before the first anniversary of the Additional Closing Date (or the first anniversary of the Initial Closing Date if the Additional Closing shall not have occurred by such anniversary date), Purchaser notifies the Company of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser; a claim with respect to
Section 2.9 may be brought at any time on or before the fourth anniversary of the Additional Closing Date (or the fourth anniversary of the Initial Closing Date if the Additional Closing shall not have occurred by such anniversary date) .. If the Initial Closing and/or the Additional Closing shall occur, Purchaser will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Initial Closing Date or the Additional Closing Date, unless on or before the first anniversary of the Additional Closing Date (or the first anniversary of the Initial Closing Date if the Additional Closing shall not have occurred by such anniversary date) the Company notifies Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Company.

     6.5 Limitations On Amount. (a) The Company will have no liability to Purchaser pursuant to clause (a) of Section 6.2, and, with respect to Section
4.1 hereof, pursuant to clause (b) of Section 6.2, until the total of all Damages with respect to such matters exceeds $25,000, and then only for the amount by which such Damages exceed $25,000. The liability of the Company to Purchaser pursuant to clause (a) of Section 6.2 and, with respect to Section 4.1 hereof, pursuant to clause (b) of Section 6.2, shall not exceed $250,000 in the aggregate.

          (b) Purchaser will have no liability to the Company pursuant to clause
(a) of Section 6.3 until the total of all Damages with respect to such matters exceeds $25,000, and then only for the amount by which such Damages exceed $25,000. The liability of Purchaser to the Company pursuant to clause (a) of
Section 6.3 shall not exceed $250,000 in the aggregate.

     6.6 Other Limitations. The Company will have no liability to Purchaser for any breach of representation or warranty to the extent that the Company can establish that Purchaser had actual knowledge of the facts, which form the basis of such claim prior to the Initial Closing Date or the applicable Additional Closing Date. Purchaser will have no liability to the Company for any breach of representation or warranty to the extent that Purchaser can establish that the Company had actual knowledge of the facts which form the basis of such claim prior to the Initial Closing Date or the applicable Additional Closing Date.

     6.7 Procedure for Indemnification. Promptly upon an indemnified party under
Section 6.2 or 6.3 becoming aware of a claim it may have against an indemnifying party under such Section, such indemnified party will if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party, but the failure so to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that it shall have been materially prejudiced by the indemnifying party's failure to give such notice. The parties shall cooperate in resolving questions as to Damages payable under Section 6.2 or 6.3 and determining the amount of any Damages payable. If the parties shall not be able, for a period of 30 days, to concur and agree upon the amount of Damages payable under said Section, as applicable, either party may, upon the expiration of such number of days, submit such difference to a court of competent jurisdiction in the United States of America for final determination. The final determination of such court with respect to any difference so submitted, after all appeals have been taken or the time to appeal shall have expired (the "Final Determination"), shall be conclusive and binding upon the parties. Promptly after the exact amount and nature of any Damages under Section 6.2 or 6.3 payable has been determined or agreed upon by the parties or fixed by a Final Determination, the indemnifying party shall pay such Damages to the indemnified party.

     6.8 Other Agreements. Notwithstanding anything to the contrary herein, the terms and provisions of this Article 6 shall not supersede nor limit the indemnification and other rights of the Purchaser set forth in the Standstill Agreement, the Manufacturing and Marketing Agreement and the Confidentiality Agreement.

                                   ARTICLE 7.

                                   DEFINITIONS

     7.1 Definitions. The following terms shall have the meanings set forth below unless otherwise defined herein.

"affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

"Code" means the Internal Revenue Code of 1986, as amended.

"Confidentiality Agreement" means the letter agreement dated March 21, 2002 between the Company and Purchaser and attached hereto as Exhibit C.

"Environmental Law" means any legal requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or Hazardous Materials into the environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

          (e) protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

"generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a consistent basis.

"Governmental Authority" means any national, supranational, federal, state or local legislative body, court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

"Intellectual Property" means trademarks, service marks, certification marks, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, processes, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, division, continuations, continuations in part and renewal applications) , and any renewals, extensions or reissues thereof, in any jurisdiction; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

"knowledge" of the Company means the actual knowledge of John Presley, Erik Wiisenan, Joe McGuire or Bill Boyd and the knowledge of the Company's executive officers or its board of directors, after reasonable inquiry.

"Liens" means security interests, mortgages, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever.

"Material Adverse Effect" with respect to any person means a material adverse effect on the business, assets, liabilities, results of operations, properties, financial or operating condition or prospects of such person and its subsidiaries taken as a whole or the ability of such person (and to the extent applicable, its subsidiaries) to perform its (or their) obligations under this Agreement or consummate the transactions contemplated hereby.

"person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) (3) of the Exchange Act).

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

"subsidiary" or "subsidiaries" of any person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

"taxes" shall mean all taxes, however denominated, including, without limitation, any interest, penalties, assessments or deficiencies or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes) , real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which is required to be paid, withheld or collected.

                                   ARTICLE 8.

                                  MISCELLANEOUS

     8.1 Termination. This Agreement may be terminated at any time:

          (a) by mutual consent of the Company and Purchaser;

          (b) by either Purchaser or the Company, if the Initial Closing shall not have occurred on or before May 15, 2003, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate the Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Initial Closing;

          (c) by Purchaser, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein, in the Manufacturing and Marketing Agreement, Standstill Agreement and Confidentiality Agreement and the same has not been cured within 15 days after notice thereof, (it being understood and agreed by the Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 8.1(c) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

          (d) by the Purchaser, upon termination of the Manufacturing and Marketing Agreement for any reason; or

          (e) by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of any Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 8.1(d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Purchaser).

     8.2 Procedure upon Termination. In the event of the termination and abandonment of this Agreement by a party hereto, written notice thereof shall promptly be given to the other parties hereto and this Agreement shall terminate on the date set forth in such notice and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto. Any termination pursuant to this Section 8 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

     8.3 Amendment. This Agreement may be amended by the parties hereto, but may only be amended by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Additional Closing Date, any party hereto which is entitled to the benefits hereof may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) waive any inaccuracy in the representations and warranties of any of the other parties hereto contained herein, and (c) waive compliance with any of the agreements of any of the other parties hereto or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed and delivered on behalf of such party.

     8.5 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

     8.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made when delivered personally or by facsimile (with written confirmation of receipt) or three business days after having been sent by registered or certified mail, postage prepaid, return receipt requested, or one business day after having been sent by Federal Express or other comparable nationally recognized overnight courier service (receipt requested), as follows:

If to the Company:   American Access Technologies, Inc.
                     6689 Shands Rd.
                     Keystone, FL 32656
                     Attention: President
                     Fax: (___)
                               -----------------

With a copy to:      Joel Bernstein, Esq.
                     11900 Biscayne Blvd.
                     Suite 604
                     Miami, FL 33181
                     Fax: (___)
                               -----------------

If to Purchaser to:  Chatsworth Products, Inc.
                     31425 Agoura Road
                     Westlake Village, CA 91361-4614
                     Attn: Chief Executive Officer
                     Fax: 818-735-6199

With a copy to:      Jeffrey P. Berg, Esq.
                     Luce, Forward, Hamilton & Scripps LLP
                     11755 Wilshire Boulevard
                     Suite 1600
                     Los Angeles, CA 90025
                     Fax: 310-481-5206

or to such other persons or at such other addresses as either party shall have designated by like notice in writing to the other party.

     8.7 Waivers. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     8.8 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     8.9 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     8.10 Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8.11 Entire Agreement. This Agreement, together with the exhibits and schedules attached hereto, constitute the entire agreement among the parties hereto and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

     8.12 Assignment, Etc. Neither this Agreement nor any of the parties' rights, interests or obligations hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto. No assignment shall relieve the assigning party of any of its obligations hereunder. Any attempted assignment of this Agreement in breach of this provision shall be void and of no effect. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     8.13 No Third-Party Rights. Nothing in this Agreement, expressed or implied, shall or is intended to confer upon any person other than the parties hereto or their respective successors or assigns any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of each of the parties hereto as of the date first above written.

                                       AMERICAN ACCESS TECHNOLGIES, INC.


                                       By:
                                          --------------------------------------
                                          John Presley, President


                                       CHATSWORTH PRODUCTS, INC.


                                       By:
                                          --------------------------------------
                                          Joseph Cabral, Chief Executive Officer

                                    EXHIBIT A

                              STANDSTILL AGREEMENT

                                [See attachment]

                                    EXHIBIT B

                      MANUFACTURING AND MARKETING AGREEMENT

                                [See attachment]

                                    EXHIBIT C

                            CONFIDENTIALITY AGREEMENT

                                (see attachment)

                         MUTUAL NON-DISCLOSURE AGREEMENT

THIS AGREEMENT is entered into on 3/21/2002, between Chatsworth Products, Inc., a Delaware corporation, with offices at 31425 Agoura Road, Westlake Village, CA
  91361 ("CPI") and American Access Technologies, Inc, a Florida corporation, located at 37 Skyline Drive, Suite 1101, Lake Mary, FL 32746 ("AAT").

                                    RECITALS

     A. CPI and AAT contemplate substantive discussions regarding a potential business relationship between them ("Authorized Purpose"). This may involve the exchange of certain confidential and proprietary inventions, ideas, processes, methods, copyrights, patents, techniques, computer programs, hardware, specifications, prototypes, designs, know-how, drawings, marketing plans, financial data, customer lists, referral and vendor sources, policies, and other procedures, and other information in written, oral and/or physical/sample from (collectively "Confidential Information").

     B. The parties desire to protect their respective Confidential Information pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual provisions contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Confidential Information. All Confidential Information disclosed by either party to the other must be in writing and clearly marked by the disclosing party as "CONFIDENTIAL" or "PROPRIETARY". Confidential Information disclosed orally or by demonstration shall be so identified to the receiving party during the disclosure or demonstration and confirmed by the disclosing party in writing within fifteen (15) business days after the disclosure. Neither party is obligated to disclose any information or to enter into any further agreement or business relationship with the other party.

     2. Scope. The parties agree that the Confidential Information shall be reviewed only for the Authorized Purpose, and for no other purpose. Each party retains the sole and exclusive ownership and intellectual property rights to its respective Confidential Information, and no license or any other interest in a party's Confidential Information is granted to the other party. The parties acknowledge that all Confidential Information received from the other party is provided without any express or implied representation or warranty by the other party as to the accuracy or completeness of such Confidential Information or that such information will be suitable for the receiving party's purposes. Nothing herein shall impair the right of either party to enter into other agreements or to develop, make, use, sell or otherwise distribute products or services that may be competitive with those offered by the other party provided that in doing so there is no breach of this Agreement.

     3. Restrictions. Each party agrees to protect the other party's Confidential Information with the same degree of care that is uses to protect its own Confidential Information, but in all events will use at least a reasonable degree of care. In addition to such degree of care, each party shall not in any way (a) disclose or otherwise transfer the other party's Confidential Information to any third party at any time, including consultants and contractors; (b) use (except as specifically permitted in writing by the other party), copy, modify and/or transfer the other party's Confidential Information and/or merge the other party's Confidential Information with any other technology, software or materials; (c) to the maximum extent permitted by applicable law, decompile, disassemble, peel semi-conductor components or otherwise reverse engineer any of the other party's Confidential Information or products; (d) remove any trademark, copyright, patent or mask work notices and/or other proprietary legends contained within any of the other party's Confidential Information; and/or (e) disclose the parties' discussions about their respective Confidential Information and/or their potential business relationship to any third party, except each party's consultants and contractors with a specific need to know of the discussions, and only after advising them of the provisions of this Agreement. Each party agrees that it will disclose the Confidential Information of the other party only to its employees who have a specific need to know regarding the potential business relationship between parties and only to the extent necessary for such purpose. Each party shall be responsible for any breach of this Agreement by its respective employees. To further protect each party's interest in their respective Confidential Information, each party agrees that it shall not in any way incorporate, use and/or exploit any part of the other party's Confidential Information (disclosed separately or embodied in the other party's products, equipment or operations) in its and/or any other party's products or businesses, including without limitation to develop, produce and/or distribute any products or services that derive from or use the other party's Confidential Information. The provisions of this Section 3 shall survive the termination of this Agreement.

     4. Exceptions. The obligations and restrictions herein shall not apply to Confidential Information that falls within any of the following exceptions, provided a receiving party proves by credible written evidence that such information:

          (a) is or becomes part of the public domain through no fault of a receiving party;
          (b) was known by receiving party prior to the disclosure by the other party;
          (c) was independently developed by or for a receiving party completely apart from the disclosures hereunder;
          (d) has been properly received from a third party who is not under any obligation to maintain the confidentiality of such information, and without breach of this Agreement by a receiving party; and/or
          (e) is released pursuant to a court order or otherwise required by law (including without limitations as required under federal or state securities laws) provided that the receiving party immediately notifies the disclosing party of such court order or legal requirement, and gives the disclosing party a reasonable opportunity and cooperates with the disclosing party to contest, limit or condition the scope of such required disclosure.

     5. Enforcement. Both parties agree that each party will be irreparably harmed and money damages will be inadequate compensation in the event the other party breaches any provision of this Agreement. Both parties also agree that all the provisions of this Agreement shall be specifically enforceable against each other and their agents and/or representatives by injunctive and other relief. The provisions of this Section 5 shall survive the termination of this Agreement.

     6. Return of Materials. All copies of a party's Confidential Information, whether in tangible or machine readable form, shall be promptly returned to the disclosing party upon the disclosing party's request. A receiving party shall thereafter retain no copies, transcriptions or summaries of any portion of the disclosing party's Confidential Information.

     7. Governing Law/Venue. This Agreement shall be interpreted and enforced according to the substantive laws of the State of California without application of its conflicts or choice of law rules.

     8. Entire Agreement.This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and superseded all prior or contemporaneous understandings, oral or written. This Agreement can only be amended by a writing signed by both parties.

     9. Assignment. Neither party shall have the right to assign or otherwise transfer, in whole or in part, any of its rights or obligations under this Agreement.

     10. Validity. If any provision hereof is found by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect, and the affected provisions shall be revised so as to reflect the original intent of the parties hereunder to the maximum extent permitted by applicable law.

     11. Attorney's Fees. In the event a dispute arises regarding this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs in addition to any other relief to which it is entitled.

     12. Waiver. The failure to enforce any provisions of this Agreement shall not be deemed a waiver or a continuing waiver of the same or other provision of this Agreement unless such waiver is in writing and signed by the party to be charged.

     13. Counterparts. This Agreement may be executed in several counterparts that together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Dated: March 21, 2002                          Chatsworth Products, Inc.


                                               By:
                                                   -----------------------------
                                                   Title:


Dated: March 21, 2002                          AAT, Inc.


                                               By:
                                                   -----------------------------
                                                   Title:

                                    SCHEDULES

     2.1.4 None.

     2.2 Company may issue shares pursuant to equity compensation arrangements from time-to-time.

     2.4 After the closing, the Company will file Form D, with SEC and filings required under California securities laws.

     2.8  None.

     2.9  None.

     2.10.7 None.

     2.11 None.

     2.12 None.

     2.13 None.

     2.14 None.

     2.15 None.

     2.16 None.